UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008 (October 27, 2008)

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, ICT Group, Inc. (the “Company”) entered into amended and restated employment agreements (the “Restated Employment Agreements”) with the following named executive officers of the Company:

John D. Campbell, Executive Vice President, Global Sales;

Timothy F. Kowalski, President and Chief Operating Officer, Marketing and Technology Solutions;

John L. Magee, President and Chief Operating Officer, North America; and

Vincent A. Paccapaniccia, Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary.

The Restated Employment Agreements amended the prior employment agreements with each of these named executive officers by, among other things:

1.	Eliminating the annual renewal provisions in the prior agreements.

2.	Providing a more specific definition of what constitutes “Cause” for termination and providing the executive a 30-day cure period if the Board of Directors of the Company, in its sole discretion, determines the failure is curable.

3.	Having the restrictive covenants following termination apply worldwide, not just to the United States.

4.	Conditioning the receipt of severance payments to the signing of a general release of claims.

5.	Providing that, if the executive is terminated without cause, or if the executive terminates employment for “Good Reason”, within 18 months after a Change of Control (as defined in the Company’s 2006 Equity Compensation Plan), the executive would receive a lump-sum severance payment in an amount equal to 1.33 times the severance payment the executive would receive in the event of a termination without cause. All outstanding equity rights held by the executive would become fully vested or exercisable upon a Change of Control. Good Reason is defined as a material diminution in base compensation, authority, duties or responsibilities, a material change in the geographic location at which the executive must perform services, or a material breach of the agreement by the Company; provided that the Company must be given 30 days notice to rescind or remedy the action constituting Good Reason.

6.	Prohibiting the executive from disparaging the Company at any time.

7.	Expressly permitting the Company to reduce the executive’s base salary as part of a consistently-applied, across the board salary reduction.

8.	Including provisions designed to address the revised Section 409A regulations.

9.	Providing for the termination of all outstanding, unvested and unexercised equity rights held by the executive, and the rescission of the executive’s right to exercise or vest in granted equity rights or to receive bonus or incentive compensation, in the event the executive breaches the restrictive covenants or certain other provisions of the agreement, or otherwise engages in activities or conduct that constitutes Cause for termination.

Except as described above, the Restated Employment Agreements are the same, in all material respects, as the prior agreements of these named executive officers. A description of the prior agreements of these named executive officers can be found in the Company’s Proxy Statement for the Annual Meeting of Shareholders held in May 2008.

On October 27, 2008, the Company also entered into new, or amended and restated employment agreements, with its other executive officers, containing provisions similar to those described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer

Dated: October 31, 2008

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